State of Delaware

Secretary of State

Division of Corporations

Delivered 04:34 PM 12/29/2011

FILED 04:34 PM 12/29/2011

SRV 111353911 – 2519416 FILE

AMENDED CERTIFICATE OF DESIGNATION,PREFERENCES AND RIGHTSofPREFERRED STOCK

ofPROTEONOMIX, INC.(Pursuant to Section 151 of the Delaware General Corporation Law)

Proteonomix, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the Board of Directors of the Corporation (the "Board of Directors" or the "Board"), as required by Section 151 of the Delaware General Corporation Law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, has authorized three series of the Corporation's previously authorized Preferred Stock (the "Preferred Stock"), and amended and restated the designation and number of shares, and re-fixed and amended the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

I.

SERIES A1 CONVERTIBLE PREFERRED STOCK

The designation of this series, which consists of 200,000 shares of Preferred Stock, is the Series Al Convertible Preferred Stock (collectively "Series A1 Preferred Stock" and individually a "Series Al Preferred Share").

A.

Change of Control

                          1.     "Change of Control Event" shall occur if the Corporation shall:

a.

sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Corporation);

b.

merge or consolidate with or into, or engage in any other business combination with, any other person or entity, in any case, which results in either (A) the holders of the voting securities of the Corporation immediately prior to such transaction holding or having the right to direct the voting of fifty percent (50%) or less of the total outstanding voting securities of the Corporation or such other surviving or acquiring person or entity immediately following such transaction or (B) the members of the Board or other governing body of the Corporation comprising fifty percent (50%)

or less of the members of the Board or other governing body of the Corporation or such other surviving or acquiring person or entity immediately following such transaction; or

c.

have fifty percent (50%) or more of the voting power of its capital stock acquired subsequent to the date of this certificate of designation beneficially by one person, entity or group.

B.

Conversion

1.

Holders' Right to Convert. ("Optional Conversion"). Each holder of shares of Series A1 Preferred Stock may, at any time and from time to time, convert each of its shares of Series Al Preferred Stock into ten shares of fully paid and non-assessable shares of the Company's Common Stock, $.001 par value each ("Common Stock"); provided, however, that any Optional Conversion must involve the issuance of at least 100,000 shares of Common Stock.

2.

Mechanics of Conversion. In order to effect an Optional Conversion, a holder shall: (i) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Secretary) and (ii) surrender or cause to be surrendered the original certificates representing the Series A1Preferred Stock being converted (the "Series Al Preferred Stock Certificates"), duly endorsed, along with a copy of a notice of conversion (the "Notice of Conversion", which is attached hereto as Exhibit 1) as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a holder, the Corporation shall promptly send, via facsimile (or otherwise deliver), a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the Conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Series At Preferred Stock Certificates are delivered to the Corporation as provided above, or the holder notifies the Corporation that such Series Al Preferred Stock Certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by the transfer agent of such Preferred Shares.

(a)

Delivery of Common Stock upon Conversion. Upon the surrender of the Series A1Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent) shall, no later than the later of (a) the second business day following receipt of the Notice of Conversion and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity), issue and deliver via a nationally recognized overnight courier service postage prepaid) to the holder or its nominee that number of shares of Common Stock issuable upon conversion of such shares of Series Al Preferred Stock being converted and a certificate representing the number of shares of Series Al Preferred Stock not being converted, if any.

(b)  Taxes. The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the

Series At Preferred Stock.

(c)

Redemption Upon a Change of Control. In the event of a

change of control the Company may redeem the Series Al

Preferred Stock. Any redemption made by the Corporation

(the "Company Redemption") shall be made by providing

thirty (30) days' advance written notice (the "Company

Redemption Notice") to the holders of shares of Series Al

Preferred Stock. The Corporation may redeem all, but not

less than all, of the outstanding shares of Series A1

Preferred Stock at the rate often shares of Common Stock

per each Series Al Preferred Share at a price equal to the

average closing price of the Common Stock for the twenty

trading days preceding the Company Redemption Notice.

3.

Non-Dilution of Shares of Common Stock Issuable Upon Conversion.

In the event that Corporation effects a reorganization of any type, e.g. a reverse split, a merger in which the number of shares held by the Corporation’s shareholders are exchanged for a reduced percentage of the ownership in the surviving entity, or any other dilutive transaction, then, unless agreed to in writing by all holders of the Series A1 Preferred Stock, the number of shares issuable upon the conversion of Series A1 Preferred Stock shall be increased pro-rata to prevent dilution for any transaction that increases the number of shares issued and outstanding, either directly or indirectly, by then multiplying the number of shares the Series A1 Preferred Stock is convertible into by the ratio of the number of shares that would be issued and outstanding after the transaction to the number of the Corporation’s issued and outstanding shares of common stock immediately prior to the transaction.  In the event that the transaction is a reverse split of the Corporation’s issued and outstanding shares of common stock, then there shall be no reverse split of the shares of common stock issuable upon the conversion the Series A1 Preferred Stock.

C.

Reservation of Shares of Common Stock

On or prior to the Issuance Date of the Series Al Preferred Stock, the Corporation shall reserve 2,000,000 shares of its authorized but unissued shares of Common Stock for issuance upon conversion of the Series Al Preferred Stock, and, thereafter, the number of authorized but unissued shares of Common Stock so reserved (the "Reserved Amount") shall at all times be sufficient to provide for the full conversion of all of the Series Al Preferred Stock (including any dividend payable thereon).

D.

      Liquidation Preference

The Series Al Preferred Stock has no liquidation preference over the shares of Common Stock or Series B or C Preferred Stock.

E.

Voting Rights

The holders of shares of Series A1 Preferred Stock shall have the following voting rights:

1.

 Except as otherwise provided herein or as required by the Delaware General Corporation Law (the "DGCL"), the holders of the Series Al Preferred Stock shall be entitled to vote upon any matter submitted to the stockholders for a vote as a single class together with the holders of the Common Stock and any other series of Preferred Stock entitled to vote generally on matters submitted to the stockholders for a vote, including, without limitation, the right to vote for the election of directors. Each share of Series A1Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible.

2.

Notwithstanding any other provision in this certificate, in the event that it is determined by the securities exchange on which the Common Stock trades (after full process, including any appeal process available to the Corporation) that the voting provisions set forth in this article violate or conflict with rules of the Financial Industry Regulatory Authority ("FINRA"), then the manner of voting and/or number of votes to which each share of Series Al Preferred Stock is entitled shall be modified and/or reduced to the extent required to comply with such rule.

3.

The Corporation shall provide each holder of Series Al Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). If the Corporation takes a record of its stockholders for the purpose of determining stockholders entitled to (i) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (ii) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder of Series Al Preferred Stock, at least l5 days prior to the record date specified therein (or 45 days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

4.

To the extent that the vote of the holders of the Series Al Preferred Stock, voting separately as a class or series, as applicable, is permitted or required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Series A1 Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Majority Holders (except as otherwise may be required under the DGCL or the Corporation's bylaws) shall constitute the approval of such action by the class or series.

D.

Protection Provisions

So long as any shares of Series A1 Preferred Stock are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval of the Majority Holders:

1.

alter or change the rights, preferences or privileges of the Series Al Preferred Stock, or increase the authorized number of shares of Series Al Preferred Stock;

2.

alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series A1 Preferred Stock;

3.

create or issue any Senior Securities;

4.

increase the par value of the Common Stock;

5.

except for licenses of intellectual property on an arm's-length basis, sell or otherwise transfer any independently-significant asset or intellectual property to other persons or entities.

Notwithstanding the foregoing, no change pursuant to this article shall be effective to the extent that, by its terms, it applies to less than all of the holders of shares of Series Al Preferred Stock then outstanding.

D.

Miscellaneous

1.

Cancellation of Series Al Preferred Stock. If any shares of Series Al

Preferred Stock are converted or redeemed or repurchased by the Corporation, the shares so converted or redeemed shall be cancelled, shall thereafter not be issuable by the Corporation.

                        2.   Lost or Stolen Certificates. Upon receipt by the Corporation of (I) evidence of the loss, theft, destruction or mutilation of any Series Al Preferred Stock

Certificate(s) and (ii) (a) in the case of loss, theft or destruction, indemnity

(without any bond or other security) reasonably satisfactory to the

Corporation, or (b) in the case of mutilation, the Series Al Preferred Stock

Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series Al Preferred Stock Certificates) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost,

stolen, destroyed or mutilated Series Al Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series

Al Preferred Stock.

1.

Quarterly Statements of Available Shares.  For each calendar quarter, the Corporation shall deliver (or cause its transfer agent to deliver) to each holder of Series Al Preferred Stock a written report notifying the holders of any occurrence that prohibits the Corporation from issuing Common Stock upon any conversion. The report shall also specify (i) the total number of shares of Series Al Preferred Stock outstanding as of the end of such quarter, (ii) the total number of shares of Common Stock issued upon all conversions of Series Al Preferred Stock prior to the end of such quarter, and (iii) the total number of shares of Common Stock that are reserved for issuance upon conversion of the Series Al Preferred Stock as of the end of such quarter The Corporation (or its transfer agent) shall use its best efforts to deliver the report for each quarter to each holder prior to the tenth day of the calendar month following the quarter to which such report relates. In addition, the Corporation (or its transfer agent) shall provide, as promptly as practicable following delivery to the Corporation of a written request by any holder, any of the information enumerated in clauses (i) - (iv) of this Paragraph C as of the date of such request.

2.

Payment of Cash, Defaults Whenever the Corporation is required to make any cash payment to a holder under this Certificate of Designation (as payment of any Dividend, upon redemption or otherwise), such cash payment shall be made to the holder within five business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made and any supporting documentation reasonably requested by the Corporation to substantiate the holder's claim to such cash payment or the amount thereof. If such payment is not delivered within such five business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of eighteen percent (18%) and the highest interest rate permitted by applicable law until such amount is paid in full to the holder.

3.

Rights After Conversion. If the shares covered thereby shall be deemed converted into shares of Common Stock, the holder's rights as a holder of such converted shares of Series A1 Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the sixth business day after the expiration of the Delivery Period with respect to a conversion of Series Al Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation within five business days after the expiration of such six business day period after expiration of the Delivery Period) the holder shall regain the rights of a holder of Series Al Preferred Stock with respect to such unconverted shares of Series Al Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares to the holder. In all cases, the holder shall retain all of its rights and remedies for the Corporation's failure to convert Series Al Preferred Stock.

4.

Remedies Cumulative. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series Al Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the holders of Series Al Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

5.

Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series Al Preferred Stock granted hereunder may be waived as to all shares of Series Al Preferred Stock (and the holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage of shares of Series is required.

6.

Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by a nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective upon delivery. The addresses for such communications are (i) if to the Corporation: Proteonomix, Inc, 187 Mill Lane, Mountainside, New Jersey 07052; telephone: (973) 544-6116, facsimile:(973) 833-0277 attention: Michael Cohen, or to such other address as may be designated in writing hereafter, in the same manner, by such person; and (ii) if to the holder the most recent address provided to the Corporation.

II.

SERIES B PREFERRED STOCK

The designation of this series, which consists of six (6) shares of Preferred Stock, is the Series B Preferred Stock (collectively "Series B Preferred Stock" and individually a "Series B Preferred Share").

A.

Voting, Rights

The holder of each Series B Preferred Share shall have the following voting preference: Each Series B Preferred Share allows the holder to nominate and elect one member to the Corporation's Board of Directors.

B.

Liquidation Preference

Shares of Series B Preferred Stock have no liquidation preference over the shares of Common Stock or Series Al or Series C Preferred Stock.

C.

Corporate Action

So long as any Series A1 Preferred Shares are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval of the Majority Holders:

1.

alter or change the rights, preferences or privileges of the Series B Preferred Stock or increase the authorized number of shares of Series B Preferred Stock;

2.

alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series B Preferred Stock;

3.

create or issue any Senior Securities i.e. securities with liquidation preferences or voting preferences or nondilution preference;

4.

increase the par value of the Common Stock;

5.

except for licenses of intellectual property on an arm's-length basis, sell or otherwise transfer any independently-significant asset or intellectual property to other persons or entities.

Notwithstanding the foregoing, no change pursuant to this article shall be effective to the extent that, by its terms, it applies to less than all of the holders of Series B Preferred Shares then outstanding.

D.

Miscellaneous

1.

Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series B Preferred Stock Certificate(s) and (ii) (a) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (b) in the case of mutilation, the Series B Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series B Preferred Stock Certificate(s) of like tenor and date.

2.

Remedies Cumulative. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series B Preferred Shares and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the holders of Shares of Series B Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

3.

Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Shares of Series B Preferred Stock granted hereunder may be waived as to all Shares of Series B Preferred Stock (and the holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage of shares of Series B Preferred Stock shall be required.

4.

Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by a nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective upon delivery. The addresses for such communications are (i) if to the Corporation: Proteonomix, Inc, 187 Mill Lane, Mountainside, New Jersey 07052; telephone: (973) 544-6116, facsimile:(973) 833-0277 attention: Michael Cohen, or to such other address as may be designated in writing; and (ii) if to the holder, at the most recent address provided to the Corporation.

III. SERIES C PREFERRED STOCK

The designation of this series, which consists of 50,000 shares of Preferred Stock, is the Series C Preferred Stock (collectively "Series C Preferred Stock" and individually a "Series C Preferred Share").

A.

Change of Control

1.         "Change of Control Event" shall occur if the Corporation shall:

(a)

sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Corporation);

(b)

merge or consolidate with or into, or engage in any other business combination with, any other person or entity, in any case, which results in either (A) the holders of the voting securities of the Corporation immediately prior to such transaction holding or having the right to direct the voting of fifty percent (50%) or less of the total outstanding voting securities of the Corporation or such other surviving or acquiring person or entity immediately following such transaction or (B) the members of the Board or other governing body of the Corporation comprising fifty percent (50%) or less of the members of the Board or other governing body of the Corporation or such other surviving or acquiring person or entity immediately following such transaction; or

(c)

have fifty percent (50%) or more of the voting power of its capital stock acquired subsequent to the date of this certificate of designation beneficially by one person, entity or group.

B.

Liquidation Preference

The Series C Preferred Stock has no liquidation preference over the shares of Common Stock or Series Al and Series B Preferred Stock.

C.

Voting Rights

The holders of shares of Series C Preferred Stock shall have the following voting rights:

1.

Except as otherwise provided herein or as required by the Delaware General Corporation Law (the 'DGCL"), the holders of the Series C Preferred Stock shall be entitled to vote upon any matter submitted to the stockholders for a vote as a single class together with the holders of the Common Stock and any other series of Preferred Stock entitled to vote generally on matters submitted to the stockholders for a vote, including, without limitation, the right to vote for the election of directors. Each share of Series C Preferred Stock shall be entitled to one hundred votes on all matters submitted to a vote of the Corporation's shareholders.

2.

Notwithstanding any other provision in this certificate, in the event that it is determined by the securities exchange on which the Common Stock trades (after full process, including any appeal process available to the Corporation) that the voting provisions set forth in this article violate or conflict with the rules of the Financial Industry Regulatory Authority ("FINRA"), then the manner of voting and/or number of votes to which each share of Series C Preferred Stock is entitled shall be modified and/or reduced to the extent required to comply with such rule.

3.

The Corporation shall provide each holder of Series C Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders), If the Corporation takes a record of its stockholders for the purpose of determining stockholders entitled to (i) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (ii) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder of Series C Preferred Stock, at least 15 days prior to the record date specified therein (or 45 days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

D.

Conversion

1.

Holders' Right to Convert. ("Optional Conversion"). Each holder of shares of Series C Preferred Stock may, at any time and from time to time, convert each of its shares of Series C1 Preferred Stock into one hundred (100) shares of fully paid and non-assessable shares of the Company's Common Stock, $.001 par value each ("Common Stock"); provided, however, that any Optional Conversion must involve the issuance of at least 100,000 shares of Common Stock.

2.

Mechanics of Conversion. In order to effect an Optional Conversion, a holder shall: (i) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Secretary) and (ii) surrender or cause to be surrendered the original certificates representing the Series A1 Preferred Stock being converted (the "Series Al Preferred Stock Certificates"), duly endorsed, along with a copy of a notice of conversion (the "Notice of Conversion", which is attached hereto as Exhibit 1) as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a holder, the Corporation shall promptly send, via facsimile (or otherwise deliver), a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the Conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Series At Preferred Stock Certificates are delivered to the Corporation as provided above, or the holder notifies the Corporation that such Series Al Preferred Stock Certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by the transfer agent of such Preferred Shares.

(a)

Delivery of Common Stock upon Conversion. Upon the surrender of the Series C Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent) shall, no later than the later of (a) the second business day following receipt of the Notice of Conversion and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity), issue and deliver via a nationally recognized overnight courier service postage prepaid) to the holder or its nominee that number of shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock being converted and a certificate representing the number of shares of Series C Preferred Stock not being converted, if any.

(b)  Taxes. The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the

        Series C Preferred Stock.

(b)

Redemption Upon a Change of Control. In the event of a

       change of control the Company may redeem the Series C

       Preferred Stock. Any redemption made by the Corporation

       (the "Company Redemption") shall be made by providing

      thirty (30) days' advance written notice (the "Company

Redemption Notice") to the holders of shares of Series C

Preferred Stock. The Corporation may redeem all, but not

less than all, of the outstanding shares of Series C

Preferred Stock at the rate often shares of Common Stock

per each Series C Preferred Share at a price equal to the

average closing price of the Common Stock for the twenty

trading days preceding the Company Redemption Notice.

E.       Protection Provisions

So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval of the Majority Holders:

1.

alter or change the rights, preferences or privileges of the Series C Preferred Stock, or increase the authorized number of shares of Series C Preferred Stock;

2.

alter or change the rights, preferences or privileges of any  capital stock of the Corporation so as to affect adversely the Series C Preferred Stock;

3.

effect a dilution of the shares of the Corporation’s common stock into which the Series C Preferred Stock are convertible without adjusting the shares of common stock issuable upon conversion in the event that Corporation effects a reorganization of any type, e.g. a reverse split, a merger in which the number of shares held by the Corporation’s shareholders are exchanged for a reduced percentage of the ownership in the surviving entity, or any other dilutive transaction, then, unless agreed to in writing by all holders of the Series C Preferred Stock, the number of shares issuable upon the conversion of Series C Preferred Stock shall be increased pro-rata to prevent dilution for any transaction that increases the number of shares issued and outstanding, either directly or indirectly,by then multiplying the number of shares  the Series C Preferred Stock is convertible into by the ratio of the number of shares that would be issued and outstanding after the transaction to the number of the Corporation’s issued and outstanding shares of common stock immediately prior to the transaction.In the event that the transaction is a reverse split of the Corporation’s issued and outstanding shares of common stock, then there shall be no reverse split of the shares of common stock issuable upon the conversion the Series C Preferred Stock.

1.

increase the par value of the Common Stock;

2.

except for licenses of intellectual property on an arm's-length basis, sell or otherwise transfer any independently-significant asset or intellectual property to other persons or entities.

Notwithstanding the foregoing, no change pursuant to this article shall be effective to the extent that, by its terms, it applies to less than all of the holders of shares of Series C Stock then outstanding.

F.     Miscellaneous

1.

Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series C Preferred Stock Certificate(s) and (ii) (a) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (b) in the case of mutilation, the Series C Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series C Preferred Stock Certificate(s) of like tenor and date.

1.

Remedies Cumulative. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series C Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the holders of Series C Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

2.

Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series C Preferred Stock granted hereunder may be waived as to all shares of Series C Preferred Stock (and the holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage of shares of Series C Preferred Stock shall be required.

3.

Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by a nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective upon delivery. The addresses for such communications are (i) if to the Corporation: Proteonomix, Inc, 187 Mill Lane, Mountainside, New Jersey 07052; telephone: (973) 544-6116, facsimile:(973) 833-0277 attention: Michael Cohen, or to such other address as may be designated in writing; and (ii) if to the holder, at the most recent address provided to the Corporation.

IN WITNESS WHEREOF, this Certification of Designation is executed this 11th day of November, 2011.

PROTEONOMIX, INC.

/s/ Jason Isaacs_____

Jason Isaacs, Secretary

EXHIBIT 1

SERIES Al PREFERRED STOCKNOTICE OF CONVERSION

To be executed by the Registered Holder in order to convert Shares of theSeries Al Convertible Preferred Stock

The Undersigned hereby irrevocably elects to convert _______ shares of Series Al Preferred Stock (the "Conversion"), represented by Stock Certificate No(s)____________________ (the "Preferred Stock Certificates"), into shares of common stock ("Common Stock") of Proteonomix, Inc. (the "Corporation") according to the conditions of the Certificate of Designation, Preferences and Rights of Series Al Preferred Stock (the "Certificate of Designation"), as of the date written below. If securities are to be issued in the name of a person other than the Undersigned, the Undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, if any. Each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof is attached to this Notice).

In the event of partial exercise, the Corporation will reissue a new stock certificate for the number of shares of Series Al Preferred Stock registered in the name of the Undersigned which shall not have been converted.

The Undersigned acknowledges and agrees that all offers and sales by the Undersigned of the securities issuable to the Undersigned upon conversion of the Series Al Preferred Stock have been or will be made only pursuant to an effective registration of the underlying Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

The Undersigned hereby requests that the Corporation issue and deliver to the Undersigned physical certificates representing such shares of Common Stock issuable upon the conversion pursuant to this Notice of Conversion.

Date of Notice of Conversion: ___________________________

Signature:_______________________________

Printed Name:____________________________

Address:________________________________

              _________________________________

EXHIBIT 2

SERIES C PREFERRED STOCKNOTICE OF CONVERSION

To be executed by the Registered Holder in order to convert Shares of theSeries C Convertible Preferred Stock

The Undersigned hereby irrevocably elects to convert _______ shares of Series C Preferred Stock (the "Conversion"), represented by Stock Certificate No(s)____________________ (the "Preferred Stock Certificates"), into shares of common stock ("Common Stock") of Proteonomix, Inc. (the "Corporation") according to the conditions of the Certificate of Designation, Preferences and Rights of Series C Preferred Stock (the "Certificate of Designation"), as of the date written below. If securities are to be issued in the name of a person other than the Undersigned, the Undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, if any. Each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof is attached to this Notice).

In the event of partial exercise, the Corporation will reissue a new stock certificate for the number of shares of Series C Preferred Stock registered in the name of the Undersigned which shall not have been converted.

The Undersigned acknowledges and agrees that all offers and sales by the Undersigned of the securities issuable to the Undersigned upon conversion of the Series C Preferred Stock have been or will be made only pursuant to an effective registration of the underlying Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

The Undersigned hereby requests that the Corporation issue and deliver to the Undersigned physical certificates representing such shares of Common Stock issuable upon the conversion pursuant to this Notice of Conversion.

Date of Notice of Conversion: ___________________________

Signature:_______________________________

Printed Name:____________________________

Address:________________________________

              _________________________________